(logo)ZIONS MORTGAGE COMPANY

                             MANAGEMENT ASSERTION



                                                       4141 South Highland Drive
                                                                  Salt Lake City
                                                                      Utah 84124
                                                                   (801)273-3000


As of and for the year ended December 31, 1995, Zions Mortgage Company has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS, except that custodial bank accounts were not being reconciled within 45 days after month-end, were not appropriately reviewed, and conatined reconciling items that were not resolved within 90 days. As of and for this same period, Zions Mortgage Company had in effect a fidelity bond in the amount of $30,000,000 and an errors and omissions policy in the amount $3,000,000.


/s/D. Ronald Holmes
D. Ronald Holmes

2-23-96
Date

/s/David G. Fischer
David G. Fischer

2-23-96
Date

/s/Rocky E. Bishop
Rocky E. Bishop

2-23-96
Date